Exhibit 99.5

Dycom Investments, Inc.

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

all outstanding unregistered 7.125% Senior Subordinated Notes due 2021

(CUSIP# 267482AF4/U26725AC2)

that were issued on December 12, 2012

($90,000,000 aggregate principal amount)

to be exchanged for

7.125% Senior Subordinated Notes due 2021

that have been registered under the Securities Act of 1933

($90,000,000 aggregate principal amount)

Fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

To Registered Holder:

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2013 (the “Prospectus”) of Dycom Investments, Inc. and the related letter of transmittal (the “Letter of Transmittal”), that together constitute the offer of Dycom Investments, Inc. (the “Exchange Offer”) to exchange $90,000,000 aggregate principal amount of unregistered 7.125% Senior Subordinated Notes due 2021 issued on December 12, 2012 (the “unregistered securities”) for 7.125% Senior Subordinated Notes due 2021 (the “registered securities”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the unregistered securities held by you for the account of the undersigned.

The aggregate face amount of the unregistered securities held by you for the account of the undersigned is (fill in amount):

$         of 7.125% Senior Subordinated Notes due 2021.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following unregistered securities held by you for the account of the undersigned (insert principal amount of unregistered securities to be tendered (if any)):

$         of 7.125% Senior Subordinated Notes due 2021.

☐	NOT to TENDER any unregistered securities held by you for the account of the undersigned.

If the undersigned instructs you to tender unregistered securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•

the exchange securities acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange securities, whether or not the person is the undersigned;

•

neither the undersigned nor any other recipient of the exchange securities (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered securities or exchange securities;

•

neither the undersigned nor any other recipient is an “affiliate” of Dycom Investments, Inc. as defined in Rule 405 promulgated under the Securities Act or, if the undersigned or such recipient is an affiliate, that the undersigned or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Dycom Investments, Inc. or any “affiliate” of Dycom Investments, Inc. as defined in Rule 405 promulgated under the Securities Act to distribute the exchange securities;

•

if the undersigned is a broker-dealer, the undersigned further represents and warrants that if the undersigned broker-dealer will receive exchange securities for its own account in exchange for unregistered securities that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange securities received in the Exchange Offer; and

•	the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange securities, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: